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As filed with the Securities and Exchange Commission on July 20, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International Lease Finance Corporation
 (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	22-3059110 (I.R.S. Employer Identification Number)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067 (310) 788-1999
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Elias Habayeb
Senior Vice President & Chief Financial Officer
International Lease Finance Corporation
10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067 (310) 788-1999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
John-Paul Motley, Esq.
O'Melveny & Myers LLP
400 South Hope Street
Los Angeles, California 90071
Telephone: (213) 430-6000
Fax: (213) 430-6407

From time to time after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt Securities	(1)	(1)	(1)	(1)

(1)
This registration statement registers an indeterminate amount of Debt Securities as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, we are deferring payment of all of the registration fees.

PROSPECTUS

Debt Securities

        By this prospectus, we may offer from time to time our unsecured debt securities in one or more series, with the same or different amounts, offering prices, interest rates, maturities and other terms agreed upon by us and the purchasers. When we offer debt securities, we will provide you with a prospectus supplement describing the specific terms of the securities. You should read this prospectus and the prospectus supplement carefully before you invest.

        The debt securities may be sold by us through agents, to or through underwriters or dealers, or directly to purchasers. This prospectus may be used in secondary market transactions, although there are no assurances that there will be a secondary market for these securities. Unless stated otherwise in the accompanying prospectus supplement, we do not intend to list any of these securities on an exchange.

        Investing in these securities involves risks. See "Risk Factors" on page 1 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        You should rely only on the information contained in this prospectus or the prospectus supplement that we have referred you to. No one is authorized to provide you with different information. If the terms of particular debt securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in the prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted.

The date of this prospectus is July 20, 2012

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, debt securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of agreements and other documents that we refer you to. However, because the prospectus may not contain all the information you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

        You should rely on only the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

        Except as otherwise indicated, references in this prospectus to "we," "us" and "our" refer to International Lease Finance Corporation.

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov and on our website at http://www.ilfc.com/investor.htm.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and supplements to this prospectus. We incorporate by reference:

  (1)
  our Annual Report on Form 10-K for the year ended December 31, 2011;

  (2)
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; and

  (3)
  our Current Reports on Form 8-K filed on February 23, 2012 (only with respect to Items 1.01, 1.02 and 2.03), March 15, 2012 (only with respect to Exhibit 1.1 of Item 9.01), March 19, 2012, March 27, 2012 (only with respect to Item 8.01), April 12, 2012 (only with respect to Items 1.01, 1.02 and 2.03) and June 21, 2012 (only with respect to Item 8.01 and Exhibits 10.1 and 10.2 of Item 9.01).

        We also incorporate by reference any filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the original filing of the registration statement, of which this prospectus is part, and until our offering is completed, except for any portion of a document deemed to have been "furnished" and not "filed" in accordance with SEC rules. The information filed by us with the SEC in the future will automatically update and supersede information previously incorporated by reference.

        You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

  Secretary
  International Lease Finance Corporation
  10250 Constellation Boulevard, Suite 3400
  Los Angeles, California 90067
  Telephone: 310-788-1999

 FORWARD-LOOKING STATEMENTS

        Some of the information included or incorporated by reference into this prospectus contains forward-looking statements. These include statements regarding, among other matters, the state of the airline industry, our access to the capital markets, our ability to restructure leases and repossess aircraft, the structure of our leases, regulatory matters pertaining to compliance with governmental regulations and other factors affecting our financial condition or results of operations. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and "should" and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to vary materially from our future results, performance or achievements, or those of our industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for aircraft, availability and creditworthiness of current and prospective lessees, lease rates, availability and cost of financing and operating expenses, governmental actions, and initiatives and environmental and safety requirements, as well as the factors discussed under "Risk Factors" in our incorporated documents. We do not intend, and undertake no obligation, to update any forward-looking information to reflect actual results or future events or circumstances.

INTERNATIONAL LEASE FINANCE CORPORATION

        We are the world's largest independent aircraft lessor measured by number of owned aircraft. As of March 31, 2012, our portfolio consisted of over 1,000 owned or managed aircraft plus commitments to purchase 247 new high-demand, fuel-efficient aircraft, including 18 through sale-leaseback transactions, rights to purchase an additional 50 such aircraft, and agreements to purchase three used aircraft from third parties. We have approximately 200 customers in more than 80 countries. We are an independent aircraft lessor because we are not affiliated with any airframe or engine manufacturer. This independence provides us with purchasing flexibility to acquire aircraft or engine models regardless of the manufacturer. We believe size and global scale provide distinct competitive advantages that, among other things, help us obtain favorable delivery dates and terms from manufacturers and access capital from a variety of sources with competitive pricing and terms. In addition, our strong customer and manufacturer relationships permit us to quickly identify opportunities to re-market aircraft as leases mature and to influence new aircraft designs. For the year ended December 31, 2011 and the three months ended March 31, 2012, we had total revenues of $4.5 billion and $1.2 billion, respectively.

        We maintain a diverse and strategic mix of aircraft designed to meet our customers' needs and maximize our opportunities to generate revenue and grow our profitability. As of March 31, 2012, we owned 934 aircraft in our leased fleet, had five additional aircraft in our fleet classified as finance and sales-type leases and provided fleet management services for 86 aircraft. By aircraft count, our diversified aircraft fleet is comprised of 71% narrowbody (single-aisle) aircraft and 29% widebody (twin-aisle) aircraft, with 53% representing Airbus models and 47% representing Boeing models. The weighted average age of our fleet, weighted by the net book value of our aircraft, was 7.9 years at March 31, 2012. We have a higher percentage of widebody aircraft compared to most other lessors, which provides us with a competitive advantage due to generally longer lease terms, higher lease rates, higher probability of lease extensions and we believe better credit quality of lessees, as compared to narrowbody aircraft. Fewer lessors compete in this portion of the market due to the higher cost of widebody aircraft, which can create increased concentration risks for smaller lessors. Our competitive advantage will be enhanced as we take delivery of next generation widebody aircraft. In addition, the aircraft we have on order or have rights to purchase are among the most modern, fuel-efficient models. We have the largest order position for the Boeing 787 and the largest order position among aircraft leasing companies for the Airbus A320neo family and Airbus A350s, according to reports currently available on the Airbus and Boeing websites. We believe our size and scale allow us to compete more effectively for multi-aircraft transactions, including large sale-leaseback transactions. During 2011 we entered into sale-leaseback transactions for 27 new aircraft to be delivered through 2013, nine of which were delivered through the first quarter of 2012.

        We lease aircraft to airlines operating in every major geographic region, including emerging and high-growth markets in Asia, Latin America, the Middle East and Eastern Europe. Among our largest lessees are AeroMexico, Air France, China Southern Airlines, Emirates and Virgin Atlantic Airways. We predominantly enter into net operating leases that require the lessee to pay all operating expenses, normal maintenance and overhaul expenses, insurance premiums and taxes. Our leases have terms of up to 15 years and the weighted average lease term remaining on our current leases, weighted by the net book value of our aircraft, was 3.9 years as of March 31, 2012. Our leases are generally payable in U.S. dollars with lease rates fixed for the term of the lease, providing us with a stable and predictable source of revenues. We believe our broad customer base and market presence enable us to identify opportunities to re-market aircraft before leases mature, contributing to an average aircraft on-lease percentage, at March 31, 2012, of approximately 99.6% over the last five years.

        In addition to our primary business of owning and leasing aircraft, we also provide fleet management services to investors and owners of aircraft portfolios for a management fee. At times, we sell aircraft from our leased aircraft fleet to other leasing companies, financial services companies and airlines. We have also provided asset value guarantees and a limited number of loan guarantees to buyers of aircraft or to financial institutions for a fee. Our subsidiary AeroTurbine, Inc., a provider of certified aircraft engines, aircraft and engine parts and supply chain solutions, provides us with in-house part-out and engine leasing capabilities, allows us to manage aircraft and engines across their complete lifecycle and enables us to offer an integrated value proposition to our customers.

        We began operations in 1973 as a pioneer in the aircraft leasing industry and have nearly 40 years of operating history. We believe our industry leading scale, global customer network and diversified aircraft portfolio have enabled us to prudently and profitably manage the risks of owning and leasing aircraft. We have demonstrated strong and sustainable financial performance through most airline industry cycles in the past 30 years. Our prominent leadership position within the aircraft leasing industry has resulted in a premier brand name which provides us access to a variety of funding sources and helps us attract and retain customers and employees. We operate our business principally from offices in Los Angeles, Miami, Amsterdam, Beijing, Dublin, Seattle and Singapore. Our offices are strategically located to provide us with proximity to our current customers, potential customers and airframe and engine manufacturers.

        We are incorporated in the State of California and our principal offices are located at 10250 Constellation Blvd., Suite 3400, Los Angeles, California 90067. Our telephone number, facsimile number and website address are (310) 788-1999, (310) 788-1990, and www.ilfc.com, respectively. The information on our website is not part of or incorporated by reference into this prospectus.

Our Relationship with AIG

        We are an indirect wholly owned subsidiary of American International Group, Inc. ("AIG"). AIG is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional and individual customers through an extensive worldwide property-casualty network and are leading providers of life insurance and retirement services in the United States. The common stock of AIG is listed on the New York Stock Exchange and the Tokyo Stock Exchange. Beginning in September 2008, liquidity issues resulted in AIG seeking and receiving governmental support. As a result of receiving this governmental support, the United States Department of the Treasury (the "Department of the Treasury") owned approximately 61% of AIG's common stock as of June 1, 2012. AIG understands that, subject to market conditions, the Department of the Treasury intends to dispose of its remaining ownership interest in AIG over time.

        Neither AIG nor any of its subsidiaries will be a co-obligor or guarantor of the debt securities.

 Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	Year Ended December 31,
Three Months Ended March 31, 2012
	2011		2010		2009	2008	2007
1.38		(a)		(a)	2.00	1.66	1.52

(a)
In the twelve months ended December 31, 2011 and 2010, earnings were insufficient to cover fixed charges by $1.0 billion and $0.8 billion, respectively, due to non-cash impairment and lease related charges aggregating $1.7 billion and $1.8 billion, respectively.

        For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income (loss) adjusted for the provision (benefit) for income taxes, fixed charges and capitalized interest, and fixed charges is the sum of interest expense, capitalized interest and the interest factor of rents.

USE OF PROCEEDS

        We will use proceeds that we receive from the sale of the debt securities, together with internally generated funds, for general corporate purposes unless the prospectus supplement states otherwise. General corporate purposes will include purchases of aircraft and repayment of our debt as it matures. We will invest any proceeds from the sale of the debt securities not immediately used in marketable securities until spent.

DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities (the "Debt Securities") under an indenture dated as of August 1, 2006 (the "Indenture") between us and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). The following is a summary of the material provisions of the Debt Securities and of the Indenture. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the Debt Securities. A copy of the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        The Debt Securities will rank equally with our other unsecured and unsubordinated indebtedness, unless otherwise provided in the prospectus supplement. The Indenture does not limit the amount of Debt Securities that we may issue. We may issue Debt Securities in one or more series.

        The prospectus supplement will set forth the initial offering price, the aggregate principal amount, the maturity date and some or all of the following terms of the Debt Securities:

  (1)
  the title;

  (2)
  any limit on the aggregate principal amount of a particular series;

  (3)
  to whom interest on the Debt Securities should be paid if other than the registered owner;

  (4)
  the date or dates on which we agree to pay principal and any provision for the deferral of such date or dates;

  (5)
  the rate or rates of interest for the Debt Securities (which may be fixed or variable) and, if applicable, the method used to determine the rate or rates of interest, the date or dates from which interest will accrue, the dates that interest shall be payable and the record date for the payment of the interest;

  (6)
  the place or places where the principal of, and any premium and interest on, the Debt Securities will be payable, or the method of such payment;

  (7)
  the period or periods within which, the price or prices at which, and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at our option;

  (8)
  any mandatory or optional sinking fund or analogous provisions and our obligation, if any, to redeem or repurchase the Debt Securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof, and the period, price and terms and conditions for the redemption or repurchase;

  (9)
  the authorized denominations, if other than the specified denominations set forth in the Indenture;

  (10)
  the currency or currencies in which we agree to make payments on Debt Securities;

  (11)
  the method of determining amounts of principal, any premium and interest payable on the Debt Securities, if these amounts are calculated in reference to an index;

  (12)
  the amount of principal that we will pay upon acceleration, if other than the entire principal amount;

  (13)
  if the Debt Securities of a particular series will not rank equally and pari passu with the Debt Securities of each other series, the ranking of the Debt Securities of that series;

  (14)
  additional Events of Default (as defined under the heading "Events of Default" below) or modifications to the Events of Default, covenants, notice requirements or redemption provisions, if any;

  (15)
  whether we will issue the debt securities in certificated or book-entry form (see "Certificated Securities" and "Global Securities" below); and

  (16)
  any additional terms.

        The prospectus supplement will also describe any federal income tax consequences and other special considerations applicable to any Debt Securities issued with original issue discount.

Payment of Interest and Exchange

        We will issue the Debt Securities of each series either in the form of one or more global securities (each a "Global Security") registered in the name of Cede & Co. as the nominee of The Depository Trust Company (the "Depository") or such other name as may be requested by an authorized representative of the Depository, or as a certificate issued in definitive registered form (a "Certificated Security"), as set forth in the prospectus supplement. If we do not state the form of a series of Debt Securities in a prospectus supplement, we are issuing the series as a Global Security. Principal, premium, if any, and interest, if any, is to be paid to registered holders at the office of the Trustee in the Borough of Manhattan, City and State of New York or at any paying agency maintained by us for that purpose as described under "Global Securities" below. We may provide, at our option, for payment of interest to registered holders of Certificated Securities by check mailed to the address of the holder as it appears on the register for the Certificated Securities.

Certificated Securities

        A holder may present Certificated Securities for transfer or exchange at the Trustee's office or paying agencies in accordance with the terms of the Indenture unless the prospectus supplement states otherwise. There will not be a service charge for any transfer or exchange of Certificated Securities, but the transfer or exchange is subject to other limitations set forth in the Indenture.

Global Securities

        Unless we tell you otherwise in a prospectus supplement, we will register each Global Security representing Debt Securities in the name of Cede & Co. (the Depository's partnership nominee). Cede & Co. may not transfer any Global Security, in whole or in part, to anyone except the Depository or a nominee of the Depository unless it is exchanged first for a Certificated Security.

        The information under the headings "The Depository" and "Book-Entry System" in this section concerning the Depository and the Depository's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

The Depository

        The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that the Depository's participants ("Direct Participants") deposit with the Depository. The Depository also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct

Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

        The Depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for the Depository, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depository system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations, that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Depository Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about the Depository can be found at www.dtcc.com and www.dtc.org.

        The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Those laws may impair the ability to transfer beneficial interests in Debt Securities represented by Global Securities.

Book-Entry System

        We anticipate that the following provisions will apply to all depository arrangements unless the prospectus supplement states otherwise.

        Ownership of beneficial interests in Debt Securities will be limited to Direct Participants or Indirect Participants.

        Upon the issuance of a Global Security, the Depository will credit, on its book-entry registration and transfer system, to the accounts of the applicable Direct Participants, the respective principal amounts of the Debt Securities represented by such Global Security. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of those Debt Securities. Purchases of Debt Securities under the Depository system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on the Depository's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

        To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with the Depository are registered in the name of the Depository's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Depository. The deposit of Debt Securities with the Depository and their registration in the name of Cede & Co. or such other the Depository nominee do not effect any change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the Debt Securities; the Depository's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as the Depository or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Debt Securities represented by that Global Security for all purposes under the Indenture. Beneficial Owners will not be entitled to have the Debt Securities represented by a Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

        We will make payments of redemption proceeds, principal, premium, if any, and interest, if any, on book-entry Debt Securities to the Depository or its nominee, as the registered owner of the Global Security representing such Debt Securities. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests in, a Global Security, or with respect to maintaining, supervising or reviewing any records relating to a beneficial ownership interest.

        We expect that the Depository, upon receipt of any redemption proceeds or any principal, premium or interest payment, will immediately credit Direct Participants' accounts with payments in amounts proportionate to the respective beneficial interests in the Global Security, as shown on the records of the Depository. We also expect that payments by Direct Participants to Indirect Participants and by Direct Participant and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and accordingly will be the responsibility of the Direct and Indirect Participants and not of the Depository, its nominee, us or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds or principal, premium, or interest payments to the Depository or its nominee is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of the Depository and disbursement of such payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

        As long as the Debt Securities are held by the Depository or its nominee and the Depository continues to make its same day funds settlement system available to us, all payments of principal and interest on the Debt Securities will be made in immediately available funds.

        We expect that the forwarding of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among themselves, subject to any statutory or regulatory requirements which may be in effect from time to time. Neither the Depository nor Cede & Co. (nor any other Depository nominee) will consent or vote with respect to the Debt Securities unless authorized by a Direct Participant in accordance with the Depository's procedures. We are advised that the Depository's usual procedure is to mail an omnibus proxy to us as soon as possible after the record date with respect to any such consent or vote. The omnibus proxy would assign Cede & Co.'s consenting or voting rights to the Direct Participants to whose accounts the Debt Securities are credited on the applicable record date, which will be identified in a listing attached to the omnibus proxy.

        In the event the Depository is unwilling or unable to continue as Depository for a series of Debt Securities and we do not appoint a successor Depository within 90 days, we will issue the Debt Securities in certificated form in exchange for the Global Security.

        We may decide at any time not to have Debt Securities of a particular series represented by one or more Global Securities and, accordingly will issue Debt Securities representing such series in certificated form in exchange for all of the Global Security or Securities representing those Debt Securities.

Certain Covenants of the Company

        Restrictions on Liens.    We will not, and will not permit any Restricted Subsidiary (as defined under the heading "Certain Definitions" below) to, issue, assume or guarantee any indebtedness for borrowed money secured by any mortgage (as defined under the heading "Certain Definitions" below):

  •
  upon any of our property or the property of any Restricted Subsidiary; or

  •
  upon any shares of stock of any Restricted Subsidiary;

without ensuring that the Debt Securities are equally and ratably secured with such indebtedness for borrowed money. We may also choose to secure our other indebtedness and the indebtedness of a Restricted Subsidiary ranking equally with the Debt Securities at the time we secure the Debt Securities. This limitation does not apply to:

  (1)
  mortgages existing on August 1, 2006;

  (2)
  certain mortgages securing all or a part of the purchase price of property, other than property acquired for lease to another person;

  (3)
  mortgages on the property of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary;

  (4)
  mortgages securing indebtedness for borrowed money owed by a Restricted Subsidiary to us or another Restricted Subsidiary;

  (5)
  mortgages on property of another corporation that are in existence at the time we or a Restricted Subsidiary acquire the property of that corporation as an entirety or substantially as an entirety, including acquisition by merger or consolidation;

  (6)
  any replacement of any of the items listed in clauses (1) through (5) above, provided that the principal amount of the indebtedness secured by the mortgage may not be increased and the principal repayment schedule and maturity may not be extended and the mortgage is limited to the same property subject to the mortgage replaced or property substituted therefor;

  (7)
  liens in connection with certain legal proceedings;

  (8)
  liens for certain taxes or assessments or certain governmental charges or levies, landlord's liens and charges incidental to the conduct of our business or the business of a Restricted Subsidiary or the ownership of property and assets by us or a Restricted Subsidiary, if the liens are not incurred in connection with the borrowing of money or the obtaining of advances or credit and do not, in our opinion, materially impair the use of that property in our business operations or the business operations of a Restricted Subsidiary or the value to the business of that property; and

  (9)
  mortgages not otherwise excepted above securing indebtedness for borrowed money which, when aggregated with all other outstanding indebtedness for borrowed money of ours and of the Restricted Subsidiaries secured by mortgages not otherwise excepted above, does not exceed 12.5% of our Consolidated Net Tangible Assets (as defined under the heading "Certain Definitions" below).

        Restrictions as to Dividends and Certain Other Payments.    We may not pay or declare any dividend or make any distributions on any of our capital stock (except in shares of, or warrants or rights to subscribe for or purchase shares of, our capital stock) or make any payment ourselves or through any

Restricted Subsidiary to acquire or retire shares of stock, at a time when an Event of Default has occurred and is continuing under the Indenture because:

  (1)
  we have failed to pay interest on the Debt Securities for at least 30 days after such interest was due;

  (2)
  we have failed to pay the principal or premium, if any, on the Debt Securities when due and payable at maturity, upon redemption, by declaration or otherwise; or

  (3)
  we have failed to deposit any sinking fund payment with respect to Debt Securities when and as due.

        Restrictions on Investments in Non-Restricted Subsidiaries.    We will not, nor will we permit any Restricted Subsidiary to, invest in or transfer assets to a Non-Restricted Subsidiary if immediately after the transfer we would be in breach of, or default under, the Indenture.

        Limited Covenants in the Event of a Highly Leveraged Transaction.    Other than the covenants included in the Indenture that are described above or below under the heading "Merger and Sale of Assets," there are no covenants or provisions in the Indenture that afford holders protection should we participate in a highly leveraged transaction, leveraged buyout, reorganization, restructuring, merger or similar transaction.

Certain Definitions

        Certain significant terms which are defined in the Indenture are set forth below:

        "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet for us together with our Restricted Subsidiaries, after deducting:

  (1)
  all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in a manner where it could become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes;

  (2)
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case, would be included on our balance sheet; and

  (3)
  investments and equity in the net assets of Non-Restricted Subsidiaries.

        "Mortgages" means any mortgage, pledge, lien or other encumbrance of any nature.

        "Non-Restricted Subsidiary" means (1) any Subsidiary designated as non-restricted by our Board of Directors in accordance with the Indenture, and (2) any other Subsidiary of which the majority of the voting stock is owned, directly or indirectly, by one or more Non-Restricted Subsidiaries, if such Subsidiary is a corporation, or in which a Non-Restricted Subsidiary is a general partner, if such Subsidiary is a limited partnership.

        "Restricted Subsidiaries" means all Subsidiaries other than Non-Restricted Subsidiaries. Our Board of Directors may change the designations of Restricted Subsidiaries and Non-Restricted Subsidiaries, subject to specified conditions in the Indenture.

        "Subsidiary" means any corporation, partnership or trust of which we or one or more other Subsidiaries own, or we together with one or more Subsidiaries own, directly or indirectly, more than 50% of the stock or other interests evidencing ownership in such corporation, partnership or trust, which ordinarily has voting power for the election of directors (or other persons performing equivalent functions).

Merger and Sale of Assets

        We may consolidate with or merge into any other Person (as defined in the Indenture) or convey, transfer or lease our properties and assets substantially as an entirety to any Person, and another Person may consolidate or merge with us or convey, transfer or lease its properties and assets to us substantially as an entirety only if the following conditions are satisfied:

  (1)
  the entity formed by consolidation or merger or to which such assets or properties are conveyed, transferred or leased, is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State or the District of Columbia and such Person expressly assumes our obligations under the Indenture;

  (2)
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

  (3)
  if, as a result of such consolidation, merger, conveyance, transfer or lease, our property or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, we or such Person will have taken appropriate steps to secure any of the Debt Securities equally and ratably with the indebtedness secured thereby.

        Upon such consolidation, merger, conveyance, transfer or lease, the successor entity shall be substituted for us under the Indenture and, except in the case of a lease, we will be relieved of all obligations under the Indenture.

Events of Default

        The Indenture defines an Event of Default with respect to Debt Securities of any series as being any one of the following occurrences:

  (1)
  our failure to pay any installment of interest on the Debt Securities of that series when due and payable, and the continuation of our failure to pay for 30 days or more;

  (2)
  our failure to pay all or any part of the principal of or premium, if any, on the Debt Securities of that series when due at maturity, when due upon redemption, or when due by declaration or otherwise;

  (3)
  our failure to deposit any sinking fund payment for that series of Debt Securities when and as due;

  (4)
  our default in the performance of any other covenant contained in the Indenture or any Debt Security of that series (except as to covenants included in the Indenture not for the benefit of that particular series of Debt Securities) continued for 60 days after written notice to us by the Trustee, or notice to each of us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series;

  (5)
  our default under any mortgage, indenture (including the Indenture) or instrument under which indebtedness for borrowed money is issued or is secured or evidenced, which default constitutes a failure to pay principal of such indebtedness in an amount exceeding $50,000,000 when due and payable (other than as a result of acceleration) after expiration of any applicable grace periods or results in indebtedness for borrowed money in the aggregate of $50,000,000 or more becoming or being declared due and payable before the date on which it would otherwise become due and payable, and such acceleration is not rescinded or annulled or such indebtedness for borrowed money is not discharged within 30 days after written notice to us by the Trustee, or notice to each of us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series;

  (6)
  certain events in bankruptcy, insolvency, reorganization, receivership, or liquidation, whether voluntary or involuntary; or

  (7)
  any other events of default provided in a supplemental indenture, if any, or an officer's certificate, if any, with respect to the Debt Securities of that series.

        If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debt Securities of each affected series may declare the Debt Securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the Debt Securities of each affected series.

        The holder of any Debt Security of any series will not have any right to institute any proceeding with respect to the Indenture or remedies thereunder, unless

  (1)
  the holder previously gives the Trustee written notice of an Event of Default with respect to that series, and that Event of Default is continuing;

  (2)
  the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series shall have made written request to the Trustee and offered the Trustee satisfactory indemnity to institute such proceeding as Trustee; and

  (3)
  the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice.

        However, the right of any holder of any Debt Security to institute suit for enforcement of any payment of principal, premium, if any, and interest on such Debt Security on or after the applicable due date, may not be impaired or affected without such holder's consent.

        The holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to Debt Securities of that series. However, the Trustee may refuse to follow any direction that conflicts with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive reasonable security or indemnity from such Holders against the costs, expenses and liabilities which could be incurred in compliance with any such direction. The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal, premium, if any, or interest), if it determines that withholding notice is in their interests.

        We are required to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to whether we are in default under the Indenture and, if we are in default, specifying all such defaults and the nature and status thereof.

Amendment, Supplement and Waiver of the Indenture

        We, together with the Trustee, may amend or supplement the Indenture with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such amendment or supplement. Any past default by us and its consequences may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such default. However, we may not enter into any amendment, supplement or waiver without the consent of the holders of all affected Debt Securities if the amendment, supplement or waiver would:

  (1)
  change the stated maturity of the principal of, or any installment of principal or interest on, any Debt Security;

  (2)
  reduce the principal amount payable of, the rate of interest on, or any premium payable upon the redemption of any Debt Security;

  (3)
  reduce the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration;

  (4)
  adversely affect any right of repayment at the option of the holder of any Debt Security;

  (5)
  reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

  (6)
  make any Debt Security payable in a currency other than that stated in the Debt Security;

  (7)
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof; or

  (8)
  reduce the percentage in principal amount of outstanding Debt Securities of any series whose holders must consent to any amendment, supplement or waiver.

        We, when authorized by a resolution of our Board of Directors, together with the Trustee, may, without the consent of any holder of Debt Securities, amend or supplement the Indenture for the following purposes:

  (1)
  to evidence our succession by another corporation;

  (2)
  to add covenants for the benefit of the holders of all or any series of Debt Securities or any additional Event of Default;

  (3)
  to permit or facilitate the issuance of Debt Securities in bearer or uncertificated form;

  (4)
  to change or eliminate any provision of the Indenture if such change or elimination is effective only when there are no Debt Securities outstanding issued prior to such change or elimination and entitled to the benefit of such provision;

  (5)
  to secure the Debt Securities;

  (6)
  to establish the form or terms of the Debt Securities of any series as permitted under the Indenture;

  (7)
  to evidence the appointment of a successor trustee with respect to one or more series of Debt Securities;

  (8)
  to cure any ambiguity; or

  (9)
  to correct or supplement any provision of the Indenture inconsistent with other provisions or make any other provision which does not materially adversely affect the interests of the holders of Debt Securities.

Defeasance and Covenant Defeasance

        We may discharge our obligations under the Indenture with respect to any series of Debt Securities other than:

  (1)
  our obligation to register, transfer and exchange certificated Debt Securities;

  (2)
  our obligations with respect to mutilated, destroyed, lost or stolen certificated Debt Securities;

  (3)
  our obligations to maintain an office or agency in the place designated for payment of the Debt Securities and with respect to the treatment of funds held by paying agents;

  (4)
  our obligation to prepare and exchange definitive Debt Securities for any temporary Debt Securities issued, if any;

  (5)
  our obligation to hold in trust, or cause the paying agent to hold in trust, money for the payment of principal, premium, if any, and interest due on outstanding Debt Securities of that series for the benefit of such holders;

  (6)
  certain obligations to the Trustee; and

  (7)
  certain obligations arising in connection with such discharge of obligations.

        We refer to this as a "defeasance." We may also be released from the covenants described in the Indenture, including the restrictions described above under the heading "Certain Covenants of the Company" and any other restrictions identified in the applicable prospectus supplement with respect to a series of Debt Securities. We refer to this as "covenant defeasance."

        The conditions we must satisfy for defeasance or covenant defeasance include the following:

  (1)
  We must have irrevocably deposited with the Trustee or another satisfactory trustee, trust funds for the payment of the Debt Securities of that series. The trust funds must consist of money or U.S. Government Obligations, as defined below, or a combination thereof, which will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal, premium, if any, and interest on the Debt Securities of that series, and to pay any mandatory sinking fund or analogous payments.

  (2)
  No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Debt Securities of that series shall have occurred and be continuing on the date we make the deposit or, for certain purposes, during the period ending on the 123rd day after the date of the deposit, or on the day after the expiration of any longer preference periods.

  (3)
  The defeasance or covenant defeasance will not cause the Trustee to have a conflicting interest as referred to in the Indenture.

  (4)
  The defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or other material agreements or instruments or cause the Debt Securities of that series, if listed on a national securities exchange, to be delisted.

        In the case of defeasance, we are also required to deliver to the Trustee an opinion of counsel stating that we have received a direct ruling from the Internal Revenue Service, or such a ruling has been published, or since the date of the Indenture there has been a change in the applicable federal income tax law, such that the holders of the outstanding Debt Securities of the series to be defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance. The ruling must provide that the holders of the outstanding Debt Securities to be defeased will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance had not occurred.

        In the case of a covenant defeasance, we are required to deliver to the Trustee an opinion of counsel to the effect that the holders of the outstanding Debt Securities of the series for which covenant defeasance is proposed will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

        "U.S. Government Obligations" is defined in the Indenture as securities that are:

  (1)
  direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

        In either case, the U.S. Governmental Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. However, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

The Trustee

        Deutsche Bank Trust Company Americas acts as the Trustee under the Indenture. We may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the Trustee and its affiliates in the ordinary course of business. Affiliates of the Trustee may participate as underwriters, agents or dealers in offerings of our securities, including Debt Securities.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes certain U.S. federal income tax considerations generally of importance to holders of Debt Securities. With respect to a specific series of Debt Securities, the prospectus supplement relating to such series of Debt Securities may contain additional discussion regarding the U.S. federal income tax considerations with respect to that series of Debt Securities that will supplement or supersede this general discussion. This summary only applies to persons that purchase Debt Securities at their issue price as part of the original issuance of the Debt Securities.

        Subject to any additional discussion in the applicable prospectus supplement, it is expected, and the discussion below assumes, that the holders of all Debt Securities will be entitled to receive payment at maturity equal to at least 100% of the principal amount of such Debt Securities.

        This summary discusses only Debt Securities held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not discuss tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as financial institutions, insurance companies, tax-exempt investors, traders in securities that elect to mark to market, regulated investment companies, dealers in securities or currencies, persons holding Debt Securities as a currency, interest rate or other hedge, or as a position in a "straddle" or other integrated transaction for tax purposes, U.S. expatriates or persons treated as residents of more than one country, persons who acquire or for U.S. federal income tax purposes are deemed to have acquired Debt Securities in an exchange or for property other than cash, holders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, persons subject to the alternative minimum tax, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, or persons holding Debt Securities through any such entities. This summary does not discuss Debt Securities issued with original issue discount ("OID"). The discussion below is based on existing provisions of the Code, judicial decisions and administrative rulings and pronouncements, and existing and proposed Treasury Regulations, all of which are subject to alternative construction or to change, possibly with retroactive effect. Prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of acquiring, holding and disposing of the Debt Securities, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

        If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Debt Securities, the tax consequences to a partner will generally depend upon the status of the partner and the activities of the partnership. A holder of Debt Securities that is treated as a partnership for U.S. federal income tax purposes, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences to them of the ownership and disposition of the Debt Securities.

U.S. Tax Considerations for U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of a Debt Security that is:

  •
  a citizen or resident of the United States,

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof,

  •
  an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source, or

  •
  a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a U.S. person.

Interest

        Interest on the Debt Securities generally will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or received, depending in part on the U.S. Holder's regular method of tax accounting.

Disposition or Repayment of a Debt Security

        A U.S. Holder generally will recognize taxable gain or loss equal to the difference between any amount realized on the taxable sale, exchange or retirement of the Debt Securities and that holder's adjusted tax basis in the Debt Securities except to the extent that gain or loss is attributable to accrued but unpaid interest. A U.S. Holder's adjusted tax basis in the Debt Securities generally will be equal to that holder's initial investment in the Debt Securities. The gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the Debt Securities were held by the holder for more than twelve months. The deductibility of capital losses is subject to limitations. Prospective purchasers of Debt Securities should consult their own tax advisors concerning the tax consequences of a sale, exchange or other disposition of the Debt Securities.

Information Reporting and Backup Withholding

        The amount of any interest paid on the Debt Securities in each calendar year and the amount of tax withheld, if any, with respect to the payments will generally be required to be reported to the Internal Revenue Service ("IRS"). A U.S. Holder may be subject to backup withholding tax with respect to interest payments and gross proceeds from the sale, exchange or disposition of Debt Securities unless (1) the U.S. Holder is a corporation or comes within certain other exempt categories or (2) prior to payment, the U.S. Holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9 (or permitted substitute or successor form), and otherwise complies with the requirements of the backup withholding rules.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided the required information is furnished to the IRS.

Certain U.S. Tax Considerations for Foreign Holders

        Set forth below is a summary of certain U.S. federal income tax considerations for Foreign Holders of Debt Securities. For purposes of this discussion, "Foreign Holder" means a beneficial owner of a Debt Security that is an individual, corporation (including an entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

Income, Withholding and Estate Tax

        Subject to the discussions of backup withholding and FATCA withholding below:

  •
  Payments of principal of and interest on a Debt Security to a Foreign Holder will not be subject to U.S. federal income tax or withholding tax if, in the case of interest:

  (1)
  the payments are not effectively connected with the conduct of a U.S. trade or business,

    (2)
    the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

    (3)
    the Foreign Holder is not (a) a controlled foreign corporation related to us through stock ownership, (b) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (c) a foreign tax-exempt organization or a foreign private foundation for U.S. federal income tax purposes,

    (4)
    the interest is not contingent on our profits, revenues, or changes in the value of our property or otherwise described as contingent interest in Section 871(h)(4) of the Code ("Contingent Interest"), and

    (5)
    either (a) prior to payment, a statement (generally made on a properly completed and duly executed IRS Form W-8BEN) is received certifying that the beneficial owner of the Debt Security is not a U.S. person and certain other requirements are met or (b) the Foreign Holder holds the Debt Security through a foreign intermediary or partnership and the certification requirements of applicable Treasury Regulations are satisfied; and

  •
  A Foreign Holder of a Debt Security will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a Debt Security unless in general:

  (1)
  the gain is effectively connected with the conduct of a U.S. trade or business of the Foreign Holder, or

  (2)
  the Foreign Holder is an individual who is present in the United States for 183 days or more during the taxable year and either (a) the individual's "tax home" for U.S. federal income tax purposes is in the United States, or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by the individual.

        If a Foreign Holder does not qualify for exemption from withholding under the rules summarized above, and the payments are not effectively connected with the conduct of a U.S. trade or business, then such Foreign Holder generally will be subject to U.S. withholding at a rate of 30% (or lower treaty rate under an applicable income tax treaty) on payments of interest on the Debt Securities.

        If a Foreign Holder is engaged in a trade or business in the United States, and if interest on its Debt Securities (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, the Foreign Holder, although exempt from the withholding tax discussed above (provided the Foreign Holder timely provides a properly completed and duly executed IRS Form W-8ECI or successor form), will generally be subject to regular U.S. federal income tax on such effectively connected income on a net basis in the same manner as if it were a U.S. person unless such Foreign Holder properly claims the benefits of an applicable income tax treaty, if any, between the United States and its country of residence (generally by providing a properly completed and duly executed IRS Form W-8BEN) and such interest or gain is not attributable to a permanent establishment or fixed base of such Foreign Holder in the United States. In addition, if a Foreign Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        The foregoing does not deal with all aspects of U.S. federal income and withholding tax that may be relevant to Foreign Holders, including Foreign Holders that hold Debt Securities through a partnership, qualified intermediary or other "pass-through" entity. Foreign Holders are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of Debt Securities.

        A Debt Security beneficially owned by an individual who at the time of death was not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) will not be included in the decedent's gross estate for U.S. federal estate tax purposes as a result of such individual's death, unless the individual (1) actually or constructively owned 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) held the Debt Security in connection with a U.S. trade or business, or (3) the Debt Security provided for the payment of Contingent Interest.

Backup Withholding and Information Reporting

        The amount of any interest paid on the Debt Securities in each calendar year and the amounts of tax withheld, if any, with respect to the payments will generally be required to be reported to the IRS. Foreign Holders who have provided the form and certifications mentioned above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent has actual knowledge or reason to know that any information in those forms and certifications is unreliable or that the conditions of the exemption are in fact not satisfied.

        Payments of the proceeds from the sale of a Debt Security held by a Foreign Holder to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is one of the following:

  •
  a U.S. person,

  •
  a controlled foreign corporation for U.S. federal income tax purposes,

  •
  a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or

  •
  a foreign partnership with specified connections to the United States.

        Information reporting and backup withholding may apply to payment of the proceeds from a sale of a Debt Security held by a Foreign Holder to or through the U.S. office of a broker unless the holder establishes an exemption from one or both.

        Foreign Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's U.S. federal income tax, provided the necessary information is furnished to the IRS.

FATCA Withholding

        The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (generally referred to as "FATCA"), when applicable, will impose a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions and other non-U.S. entities (whether as beneficial owners or intermediaries) that fail to comply with certain certification and information reporting requirements. FATCA as initially enacted generally applies to the Debt Securities issued after March 18, 2012. Recently issued proposed Treasury Regulations extend the grandfathering date and provide that FATCA will generally not apply to Debt Securities that are outstanding on January 1, 2013 (unless the Debt Securities are significantly modified after such date), although taxpayers cannot rely on the proposed Treasury Regulations until they become finalized. If FATCA does apply to any Debt Securities, then, with respect to such Debt Securities, a withholding tax of 30% may apply to payments of interest with respect to the Debt Securities made after December 31, 2013 and to payments made in respect of gross proceeds from sales or other dispositions of the Debt Securities after December 31, 2014. FATCA withholding does not apply with respect to any income that is effectively connected with the conduct of a U.S. trade or business. Prospective purchasers of Debt Securities should consult their own tax advisors regarding the impact of FATCA on their investment in the Debt Securities.

PLAN OF DISTRIBUTION

        We may sell the Debt Securities on a continuous or delayed basis through underwriters, dealers or agents or directly to one or more purchasers.

        If underwriters or dealers are used in the sale, the underwriters or dealers will acquire the Debt Securities for their own account and may later resell the Debt Securities. Resale transactions for the Debt Securities may include negotiated transactions, the resale at a fixed public offering price or resale at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates which may be represented by managing underwriters. Such underwriting firms may purchase and sell the Debt Securities in the secondary market, but they are not obligated to do so. There are no assurances that there will be a secondary market for the Debt Securities. The obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Debt Securities of a series if any are purchased. We will include the names of the underwriters (including any managing underwriters) or dealers and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may also sell the Debt Securities directly or through agents designated by us. We will name any agent involved in the offer or sale of the Debt Securities and state any commissions paid by us to that agent in the prospectus supplement. We will set forth in the prospectus supplement the net proceeds we will receive from the sale of the Debt Securities. Unless indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment. Any agent will also be deemed to be an underwriter as that term is defined in the Securities Act of any of the Debt Securities it offers or sells.

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Debt Securities at the public offering price provided in the prospectus supplement and provide for payment and delivery on a future date specified in the prospectus supplement. Contracts for those delayed purchases will be subject only to the conditions contained in the prospectus supplement and the prospectus supplement will set forth the commission to be paid for solicitation of those contracts.

        We may indemnify any underwriters, dealers and agents who participate in the distribution of the Debt Securities against certain civil liabilities, including liabilities under the Securities Act. We also may agree to make contributions with respect to payments which the agents or underwriters may be required to make. Our underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

FINRA Regulations

        Affiliates of ours may act as an underwriter, dealer or agent in a sale of the Debt Securities. Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA") imposes certain requirements when a FINRA member distributes an affiliated company's securities. As a result, we will conduct any offering in which any of our affiliates acts as an underwriter, dealer or agent in compliance with the applicable requirements of Rule 5121.

        None of our affiliates, or any other FINRA member participating in an offering of Debt Securities in which any of our affiliates is acting as an underwriter, dealer or agent, will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

        Our affiliates may use this prospectus in the initial sale of Debt Securities or in a secondary market transaction in Debt Securities after their initial sale. In secondary market transactions, our affiliates may resell the Debt Securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates may act as principal or agent and may receive compensation in the form of discounts and commissions from both the purchaser and seller.

        We will not receive any proceeds from secondary market transactions and we do not expect that any of our affiliates that engage in these transactions will pay any proceeds from secondary market transactions to us. Information about trade and settlement dates, as well as the purchase price, for secondary market transactions will be provided to the purchaser in a separate confirmation of sale. You may assume that the prospectus is being used in a secondary market transaction unless we or our agent or one of our affiliates informs you otherwise.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        The validity of the issuance of the Debt Securities we are offering will be passed upon for us by O'Melveny & Myers LLP, Los Angeles, California.

Debt Securities

PROSPECTUS

July 20, 2012

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Our estimated expenses, all of which will be borne by us, in connection with the registration and sale of the Debt Securities, other than underwriting discounts and commissions, are as follows:

1.	SEC Registration Fee	(1)
2.	Cost of Printing and Duplicating	(2)
3.	Legal Fees and Expenses	(2)
4.	Accounting Fees	(2)
5.	Trustee Fees	(2)
6.	Rating Agency Fees	(2)
7.	Miscellaneous	(2)

	Total	(1)(2)

(1)
In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, we are deferring payment of all registration fees for Debt Securities registered under this Registration Statement and will pay such registration fees on a pay-as-you-go basis. The amount of any registration fees will be calculated in accordance with Rule 457(o) and Rule 457(r).

(2)
Estimated expenses are not presently known.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        We are organized under the laws of the state of California. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of actions by or on behalf of a corporation to obtain a judgment in its favor, Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any such person against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made:

  •
  in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent a court determines otherwise;

  •
  of amounts paid in settling or disposing of a pending action without court approval; or

  •
  of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        Under Section 204(a)(10) of the California Corporations Code, a corporation may relieve its directors from personal liability to such corporation or its shareholders for monetary damages for any breach of their fiduciary duty as directors except (i) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was unaware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (ii) for any act or omission not in good faith or that a director believes to be contrary to the best interests of the corporation or its shareholders, (iii) for any intentional misconduct or knowing and culpable violation of law, (iv) for any willful or negligent violation of certain provisions of the California Corporations Code imposing certain requirements with respect to the making of loans or guarantees and the payment of dividends, (v) for any transaction from which the director derived an improper personal benefit or (vi) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders.

        Our Restated Articles of Incorporation authorize us to provide indemnification of any person who is or was a director, officer, employee or other agent, through by-law provisions, agreements, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code. Our Amended and Restated By-Laws provide that any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of our company or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at our request shall be indemnified by us, and we may advance such person's related expenses, to the maximum extent permitted by law.

        Additionally, pursuant to their employment agreements with our indirect parent, AIG, AIG has agreed to indemnify our Executive Chairman, Laurette T. Koellner, and our Chief Executive Officer, Henri Courpron, to the maximum extent allowed by applicable law and AIG's articles of incorporation and by-laws. AIG's by-laws currently permit indemnification to the maximum extent allowed by Delaware law, except for certain securities law violations. AIG has also agreed to provide Ms. Koellner and Mr. Courpron with director and officer liability insurance coverage on the same basis as AIG's other executive officers.

ITEM 16.    EXHIBITS

        The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.

ITEM 17.    UNDERTAKINGS

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby further undertakes:

          (1)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 20, 2012.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ ELIAS HABAYEB Elias Habayeb Senior Vice President & Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned directors and officers of International Lease Finance Corporation, and each of us, do hereby constitute and appoint Elias Habayeb and Hooman Yazhari, or either of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and to file the same with the Securities and Exchange Commission; and we do hereby ratify and confirm all that the said attorneys and agents, or his substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, effective as of July 20, 2012.

Signature	Title

/s/ HENRI COURPRON Henri Courpron	Chief Executive Officer & Director (Principal Executive Officer)
/s/ ELIAS HABAYEB Elias Habayeb	Senior Vice President & Chief Financial Officer (Principal Financial Officer)
/s/ KURT H. SCHWARZ Kurt H. Schwarz	Senior Vice President, Chief Accounting Officer & Controller (Principal Accounting Officer)

Signature	Title

/s/ LAURETTE T. KOELLNER Laurette T. Koellner	Executive Chairman & Director
/s/ ALAN H. LUND Alan H. Lund	Vice Chairman of the Board of Directors
/s/ ROBERT H. BENMOSCHE Robert H. Benmosche	Director
/s/ WILLIAM N. DOOLEY William N. Dooley	Director
/s/ LESLIE L. GONDA Leslie L. Gonda	Director
/s/ DAVID L. HERZOG David L. Herzog	Director
/s/ DOUGLAS M. STEENLAND Douglas M. Steenland	Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Indenture, dated as of August 1, 2006, between International Lease Finance Corporation and Deutsche Bank Trust Company Americas, as Trustee (filed as Exhibit 4.1 to our Registration Statement No. 333-136681 and incorporated herein by reference).
5.1	Opinion of O'Melveny & Myers LLP as to the legality of the Debt Securities.
12
Computations of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to our Annual Report on Form 10-K for the year ended December 31, 2011 and Exhibit 12 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and incorporated herein by reference).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of O'Melveny & Myers LLP (included in their opinion filed as Exhibit 5.1).
24	Power of Attorney (included on signature page).
25	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Trustee.